UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 14, 2005

InfraSource Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32164	03-0523754

(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

100 West Sixth Street, Suite 300
Media, Pennsylvania	19063

(Address of principal	(Zip Code)
executive offices)

(610) 480-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 10, 2005, InfraSource Services, Inc. (the “Company”) entered into a Confidentiality and Non-Compete Agreement (the “Agreement”) with John R. Marshall. Mr. Marshall ceased being a director of the Company on June 7, 2005 as a result of his decision not to stand for re-election. The Agreement requires Mr. Marshall to maintain the confidentiality of Company information for five years and provides that he will not accept employment with a competitor of the Company for one year. The Agreement provides for a one-time payment to Mr. Marshall of $75,000. Also, on June 7, 2005, the Company’s Board of Directors authorized the Company to exercise its right to repurchase all 29,869 shares of restricted stock held by Mr. Marshall for $4.60 per share, which represents the price at which Mr. Marshall exercised options acquiring such shares.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	10	Confidentiality and Non-Compete Agreement between InfraSource Services, Inc. and John R. Marshall.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASOURCE SERVICES, INC.
(Registrant)
	By:	/s/ Terence R. Montgomery

Date: June 14, 2005		Name:	Terence R. Montgomery
		Title:	Senior Vice President, Chief
Financial Officer and
Assistant Secretary